                                                                    Exhibit 12.1

Worldtex, Inc.
Computation of Ratio of Earnings to Fixed Charges




--------------------------------------------------------------------------
                      1996      1995      1994       1993      1992
--------------------------------------------------------------------------
                             (Dollars in thousands)

Income before
  income taxes       $17,361  $10,231    $8,868    $11,490    $11,613
Plus:
Interest expense       5,826    5,693     3,951      3,298      7,285
Capitalized interest       0        0         0          0          0
Portion of
 rental expense
 representative
 of interest
 expense                 779      518       342        364        324
                     -------   -------    -------  -------    -------
Total Earnings       $23,966  $16,442    $13,161   $15,152    $19,222

Fixed charges:
Interest expense     $ 5,826  $ 5,693    $ 3,951   $ 3,298    $ 7,285
Portion of
 rental expense
 representative
 of interest
 expense                 779      518       342        364        324
                        ---      ---       ---        ---        ---
Total fixed charges  $ 6,605  $ 6,211    $ 4,293   $ 3,662    $ 7,609

Ratio of earnings
 to fixed charges       3.63x    2.65x      3.07x     4.14x      2.53x




E.C.A., Inc.
Computation of Ratio
 of Earnings to
 Fixed Charges



--------------------------------------------------------------------------
                                         1996      1995      1994
--------------------------------------------------------------------------
                             (Dollars in thousands)


Income before                           $6,492    $5,629    $5,293
  income taxes
Plus:
Interest expense                           814     1,147     1,001
Capitalized interest                         0         0         0
Portion of
 rental expense
 representative
 of interest
 expense                                   422       499       172
                                         -----     -----     -----
Total Earnings                          $7,728    $7,275    $6,466

Fixed charges:
Interest expense                        $  814    $1,147    $1,001
Portion of
 rental expense
 representative
 of interest
 expense                                   422       499       172
                                        ------    ------    ------
Total fixed charges                     $1,236    $1,646    $1,173

Ratio of earnings
 to fixed charges                         6.25x     4.42x     5.51x
